Exhibit 3.2

KIMCO REALTY CORPORATION

ARTICLES SUPPLEMENTARY CLASSIFYING
1,849 SHARES OF 7.25% CLASS N CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK AND
1,849 SHARES OF 7.25% CLASS N EXCESS CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK

Kimco Realty Corporation, a Maryland corporation (the “Corporation”), certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) in accordance with Article IV.D. of the charter of the Corporation (the “Charter”), the Board of Directors, by resolutions duly adopted on August 25, 2023, has (i) reclassified 1,849 shares of authorized but unissued Preferred Stock, $1.00 par value per share, of the Corporation (the “Preferred Stock”), as a separate class of Preferred Stock and designated the aforesaid class of Preferred Stock as “7.25% Class N Cumulative Convertible Perpetual Preferred Stock” with the following preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption and (ii) reclassified 1,849 shares of authorized but unissued Preferred Stock as a separate class of Preferred Stock and designated the aforesaid class of Preferred Stock as “7.25% Class N Excess Cumulative Convertible Perpetual Preferred Stock” with the following preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption, which, upon restatement of the Charter, shall be made a part of Article IV of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections thereof:

Section 1. Designation and Number of Shares. (i) A class of Preferred Stock, designated as the “7.25% Class N Cumulative Convertible Perpetual Preferred Stock” (the “Class N Preferred Stock”), is hereby established and the number of shares constituting such class initially shall be 1,849 and (ii) a class of Preferred Stock, designated as the “7.25% Class N Excess Cumulative Convertible Perpetual Preferred Stock” (the “Class N Excess Preferred Stock”), is hereby established and the number of shares constituting such class initially shall be 1,849.

Section 2. Maturity. The Class N Preferred Stock shall have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

Section 3. Rank. The Class N Preferred Stock shall, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, rank (i) senior to all classes or series of Common Stock and each other class or series of shares of stock of the Corporation issued after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Class N Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation (collectively, the “Junior Stock”); (ii) on a parity, in all respects, with the Class L Preferred Stock, the Class M Preferred Stock and each other class or series of stock of the Corporation issued after the Issue Date in compliance with Section 10 of these Articles Supplementary, the terms of which expressly provide that such class or series will rank on a parity with the Class N Preferred Stock as to dividend rights or rights upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation (collectively, the “Parity Stock”), and (iii) junior to each class or series of stock of the Corporation issued after the Issue Date in compliance with Section 10 of these Articles Supplementary, the terms of which expressly provide that such class or series will rank senior to the Class N Preferred Stock as to dividend rights or rights upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation (collectively, the “Senior Stock”).

Section 4. Definitions. As used herein, the following terms shall have the following meanings:

(A)
“Accrued Dividends” means, with respect to any share of Class N Preferred Stock, as of any date, the accrued and unpaid dividends on such share (whether or not declared) from, and including, the most recent past Dividend Payment Date (or January 1, 2024, if such date is prior to the first Dividend Payment Date) to, but not including, such date.

(B)
“Accumulated Dividends” means, with respect to any share of Class N Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends, if any, on such share (whether or not declared) from January 1, 2024 until the most recent past Dividend Payment Date on or prior to such date.

(C)	“Additional Shares” has the meaning given to such term in Section 12(A).

(D)	“Aggregate Stock Ownership Limit” shall mean not more than 9.8% of the value of the outstanding shares of Capital Stock of the Corporation.

(E)
“Articles Supplementary” means the Articles Supplementary classifying the Class N Preferred Stock and Class N Excess Preferred Stock or, upon any restatement of the Charter, the terms of the Class N Preferred Stock and Class N Excess Preferred Stock.

(F)
“Beneficial Ownership” means ownership of stock by a Person who is or would be treated as an owner of stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  In addition, “Beneficial Ownership” shall include ownership of Capital Stock by a Person who meets any one of its tests for beneficial ownership as set forth under Rule 13d-3 of the Securities Exchange Act of 1934, as amended. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

(G)	“Board” or “Board of Directors” means the Board of Directors of the Corporation.

(H)	“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

(I)	“Cap Conversion Rate” has the meaning given to such term in Section 12(C)(ii).

(J)	“Capital Gains Amount” has the meaning given to such term in Section 5(E).

(K)	“Capital Stock” means all classes and series of stock of the Corporation, including, without limitation, Common Equity, Class L Preferred Stock, Class M Preferred Stock and Class N Preferred Stock.

(L)	“Certificated Class N Preferred Shares” has the meaning given to such term in Section 15(A)(v).

(M)	“Charter” means the charter of the Corporation.

(N)	“Class L Preferred Stock” means the 5.125% Class L Cumulative Redeemable Preferred Stock, $1.00 par value per share, of the Corporation.

(O)	“Class M Preferred Stock” means the 5.25% Class M Cumulative Redeemable Preferred Stock, $1.00 par value per share, of the Corporation.

(P)	“Class N Preferred Stock” has the meaning given to such term in Section 1.

(Q)	“Class N Preferred Stock Ownership Limit” has the meaning given to such term in Section 13(A)(i)(1).

(R)
“Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock is not so listed, the Closing Sale Price will be an amount determined in good faith by the Board to be the fair value of the Common Stock.

(S)	“Code” has the meaning given to such term in Section 5(E).

(T)
“Common Equity” means all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

(U)	“Common Stock” means the common stock, $0.01 par value per share, of the Corporation or any other shares of stock of the Corporation into which such Common Stock is reclassified or changed.

(V)
“Constructive Ownership” means ownership of Class N Preferred Stock or Class N Excess Preferred Stock by a Person who is or would be treated as an owner of such Class N Preferred Stock or Class N Excess Preferred Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

(W)
“Continuing Directors” means: (i) individuals who on the Issue Date constituted the Board or (ii) any new directors whose election to the Board or whose nomination for election by the stockholders of the Corporation was approved by at least a majority of the Corporation’s directors then in office (or a duly constituted committee thereof) who were either directors on the Issue Date or whose election or nomination for election was previously so approved.

(X)	“Conversion Date” means, with respect to a conversion, the date on which a Holder has complied with all of the procedures set forth in Section 7(B) to effect such conversion.

(Y)	“Conversion Price” means, at any particular time, the Liquidation Preference for a share of Class N Preferred Stock divided by the Conversion Rate in effect at such time.

(Z)	“Conversion Rate” means 2,307.1 shares of Common Stock per share of Class N Preferred Stock, subject to adjustment as set forth in Section 7.

(AA)	“Corporation” means Kimco Realty Corporation, a Maryland corporation.

(BB)
“Daily VWAP” means the average of the per share volume-weighted average prices of the Common Stock for each day, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KIM.UN <Equity> AQR (NYSE VWAP)” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on each such Trading Day (or if such volume-weighted average price is unavailable on any such day, the Closing Sale Price shall be used for such day). The per share volume-weighted average price on each such day shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

(CC)	“Depositary Shares” has the meaning given to such term in Section 16.

(DD)
“Dividend Parity Stock” means all classes or series of shares of stock of the Corporation ranking on a parity with the Class N Preferred Stock as to dividends, including the Class L Preferred Stock and the Class M Preferred Stock.

(EE)	“Dividend Payment Date” has the meaning given to such term in Section 5(B).

(FF)	“Dividend Record Date” has the meaning given to such term in Section 5(B).

(GG)	“DTC” or “Depository” means The Depository Trust Company, or any successor depository.

(HH)
“Excepted Holder” means a Holder granted an exception by the Board in accordance with Article IV(B)(4)(l) of the Charter or Section 13(H) of the Articles Supplementary, which with respect to the Class N Preferred Stock may also include an exception to the Aggregate Stock Ownership Limit.

(II)	“Excepted Holder Limit” means any limit set by the Board when granting an exception to an Excepted Holder.

(JJ)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(KK)
“Ex-Date” means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(LL)	“Extraordinary Transaction” has the meaning given to such term in Section 10(F).

(MM)	“Fundamental Change” means the occurrence of any of the following:

(i)
any Person is or becomes the “Beneficial Owner,” directly or indirectly, through a purchase, merger or other transaction, of 50% or more of the total voting power of all classes of the Corporation’s Voting Stock;

(ii)
the Corporation consolidates with, or merges with or into, another Person or any Person consolidates with or merges with or into the Corporation, or the Corporation conveys, transfers, leases or otherwise disposes of all or substantially all of its assets or all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis to any Person (whether in one transaction or a series of related transactions), other than:

(a)
any transaction pursuant to which the holders of the Corporation’s Voting Stock immediately prior to the transaction collectively have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of the voting shares or voting stock of the continuing or surviving Person immediately after the transaction; or

(b)
any merger solely for the purpose of changing the Corporation’s jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock or common shares of beneficial interest of the surviving entity;

(iii)	the first day on which a majority of the members of the Board does not consist of “Continuing Directors”;

(iv)	the approval of a plan of liquidation or dissolution for the Corporation; or

(v)	the Common Stock ceasing to be listed on a national securities exchange;

provided, however, that notwithstanding the foregoing, a Fundamental Change shall be deemed not to have occurred in the case of a merger or consolidation if (i) at least 90% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common shares of beneficial interest or common stock of a corporation or other entity organized and existing under the laws of the United States or any state thereof and traded on a national securities exchange (or which will be so traded when issued or exchanged in connection with such transaction) (“Publicly Traded Common Stock”) and (ii) as a result of such transaction or transactions, the Class N Preferred Stock become convertible into such Publicly Traded Common Stock.

(NN)	“Fundamental Change Effective Date” means the date on which a Fundamental Change event occurs.

(OO)	“Fundamental Change Expiration Date” has the meaning given to such term in Section 11(B).

(PP)	“Fundamental Change Notice” has the meaning given to such term in Section 11(A).

(QQ)	“Global Class N Preferred Shares” has the meaning given to such term in Section 15(A)(ii).

(RR)	“Holder” means a holder of record of the Class N Preferred Stock.

(SS)	“IRS” means the United States Internal Revenue Service.

(TT)	“Issue Date” means January 2, 2024.

(UU)	“Junior Stock” has the meaning given to such term in Section 3.

(VV)	“Liquidation Preference” shall mean, with respect to each share of Class N Preferred Stock, $50,000.00.

(WW)	“Make-Whole Premium” has the meaning given to such term in Section 12(A).

(XX)	“Mandatory Conversion Date” has the meaning given to such term in Section 8(B).

(YY)
“Market Disruption Event” means (1) a failure by the NYSE or, if the Common Stock is not listed on the NYSE, the principal U.S. national securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national securities exchange, on the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m. (New York City time) on any Trading Day for the Common Stock of an aggregate one-half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

(ZZ)
“Market Price” means the price of the Class N Preferred Stock (i) as determined by multiplying by one thousand the last reported sales price of the Depositary Shares reported on the NYSE on the trading day immediately preceding the relevant date or, (ii) if the Depositary Shares are not then traded on the NYSE, as determined by multiplying by one thousand the last reported sales price of the Depositary Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Depositary Shares may be traded or, (iii) if the Depositary Shares are not then traded over any exchange or quotation system, as determined in good faith by the Board of Directors.

(AAA)	“Market Value” means the average of the Daily VWAP of the Common Stock for each day during a 10 consecutive Trading Day period ending immediately prior to the date of determination.

(BBB)	“NYSE” means the New York Stock Exchange.

(CCC)	“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

(DDD)	“Officers’ Certificate” means a certificate signed by two Officers.

(EEE)	“Ownership Limit” means the Class N Preferred Stock Ownership Limit and the Aggregate Stock Ownership Limit, as applicable.

(FFF)	“Parity Stock” has the meaning given to such term in Section 3.

(GGG)
“Parity Voting Preferred” means all series of Preferred Stock that are Parity Stock upon which voting rights equivalent to those in Section 10 have been conferred and are exercisable, including the Class L Preferred Stock and the Class M Preferred Stock.

(HHH)
“Person” means any person, including without limitation any syndicate or group, that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act and the rules of the Securities and Exchange Commission thereunder.

(III)	“Preferred Equity Stock” means shares of stock that are either Class N Preferred Stock or Class N Excess Preferred Stock.

(JJJ)	“Preferred Stock” means the preferred stock, $1.00 par value per share, of the Corporation.

(KKK)	“Preferred Stock Directors” has the meaning given to such term in Section 10(B).

(LLL)
“Purported Beneficial Transferee” means, with respect to any purported Transfer or other event which results in Class N Excess Preferred Stock, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Class N Preferred Stock if such Transfer or ownership had been valid under Section 13(A).

(MMM)
“Purported Record Transferee” shall mean, with respect to any purported Transfer or other event which results in Class N Excess Preferred Stock, the record holder of the Preferred Equity Stock if such Transfer or ownership had been valid under Section 13(A).

(NNN)	“Reference Dividend” has the meaning given to such term in Section 7(D)(iv).

(OOO)	“Reference Property” has the meaning given to such term in Section 7(H).

(PPP)	“REIT” has the meaning given to such term in Section 5(F).

(QQQ)	“Senior Stock” has the meaning given to such term in Section 3.

(RRR)
“Share Price” means, in connection with a transaction that constitutes a Fundamental Change: (i) the cash amount paid per share of Common Stock if the holders of Common Stock receive only cash in such transaction; or (ii) in any other situation, the average Closing Sale Price of the Common Stock on the five Trading Days prior to, but not including, the Fundamental Change Effective Date in respect of such Fundamental Change.

(SSS)	“Spin-Off” has the meaning given to such term in Section 7(D)(iii).

(TTT)	“Total Dividends” has the meaning given to such term in Section 5(E).

(UUU)
“Trading Day” means a day during which (i) trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the other principal national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national securities exchange, on the principal other market on which the Common Stock is then traded and (ii) there is no Market Disruption Event. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system. If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

(VVV)	“Transaction” has the meaning given to such term in Section 7(H).

(WWW)
“Transfer” means any sale, transfer, gift, assignment, devise or other disposition of Preferred Equity Stock or Depositary Shares, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Preferred Equity Stock or Depositary Shares or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Preferred Equity Stock or Depositary Shares), whether voluntary or involuntary, whether of record or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Preferred Equity Stock or Depositary Shares), and whether by operation of law or otherwise.

(XXX)
“Transfer Agent” means Equinity Trust Company, acting as the Corporation’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Class N Preferred Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent; provided that the Corporation shall appoint a successor Transfer Agent which shall accept such appointment prior to the effectiveness of such removal.

(YYY)	“Trigger Event” has the meaning given to such term in Section 7(D)(vi).

(ZZZ)	“Trust” means the trust created pursuant to Section 13(J)(i).

(AAAA)	“Trustee” shall mean the Corporation as trustee for the Trust, and any successor trustee appointed by the Corporation.

(BBBB)
“Voting Stock” with respect to any Person means the shares of stock of such Person that are at the time entitled, without regard to the occurrence of any contingency, to vote generally in the election of the board of directors (or comparable governing body of such Person).

Section 5. Dividends.

(A)
Subject to the preferential rights of holders of any class or series of shares of stock of the Corporation ranking senior to the Class N Preferred Stock as to the payment of dividends, the Holders of the Class N Preferred Stock are entitled to receive, when, as and if declared by the Board, out of funds of the Corporation legally available for the payment of quarterly, cumulative preferential cash dividends, an amount per share equal to 7.25% of the Liquidation Preference per annum (equivalent to a fixed annual amount of $3,625.00 per share), payable in equal amounts of $906.25 per share of Class N Preferred Stock quarterly.

(B)
Dividends on the Class N Preferred Stock shall begin to accrue and will be fully cumulative starting from January 1, 2024 and shall be payable quarterly when, if and as authorized by the Board, in equal amounts in arrears on January 15, April 15, July 15 and October 15 of each year or, if not a Business Day, the next succeeding Business Day commencing January 15, 2024 (each, a “Dividend Payment Date”), and no interest or additional dividends or other sums shall accrue on the amount so payable from such date to such next succeeding Business Day. Any dividend payable on the Class N Preferred Stock for any partial dividend period that ends prior to a Dividend Payment Date will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to Holders as they appear in the share records of the Corporation at the close of business on the applicable record date, which shall be the 20th day of the calendar month immediately preceding the month in which the applicable Dividend Payment Date falls or such other date designated by the Board that is not more than 30 nor less than 10 days prior to the applicable Dividend Payment Date (each, a “Dividend Record Date”). Notwithstanding any provision to the contrary contained herein, each outstanding share of Class N Preferred Stock will be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Class N Preferred Stock that is outstanding on such date.  For the avoidance of doubt, notwithstanding anything to the contrary set forth in these Articles Supplementary, each share of Class N Preferred Stock issued and outstanding on the Dividend Record Date for the first Dividend Payment Date following the Issue Date shall accrue dividends from January 1, 2024 and shall receive the same dividend payment regardless of the date on which such share of Class N Preferred Stock was actually issued. As used herein, the term “dividend period” for the Class N Preferred Stock means the period from and including January 1, 2024 and ending on and excluding the next Dividend Payment Date, and each subsequent period from and including such Dividend Payment Date and ending on and excluding the next following Dividend Payment Date.

(C)
No dividends on the Class N Preferred Stock shall be declared or paid or set apart for payment by the Board if such declaration, payment or setting apart for payment would violate any agreement of the Corporation or is restricted or prohibited by law.

(D)
Notwithstanding the foregoing Section 5(C), dividends on the Class N Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Class N Preferred Stock will not bear interest and Holders will not be entitled to any dividends whether payable in cash, property or shares of any class or series of shares of stock (including Class N Preferred Stock) in excess of the full cumulative dividends described above. Any dividend payment made on the Class N Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares that remains payable.

(E)
If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”)) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of shares of stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the Holders shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the Holders for the year bears to the Total Dividends. The Corporation will make a similar allocation for each taxable year with respect to any undistributed long-term capital gains of the Corporation that are to be included in its shareholders’ long-term capital gains, based on the allocation of the Capital Gains Amount that would have resulted if such undistributed long-term capital gains had been distributed as “capital gains dividends” by the Corporation to its stockholders.

(F)
No dividends or other distributions (other than a dividend or distribution payable solely in Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) will be declared, made or paid or set apart for payment on any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by the Corporation or on its behalf (except by conversion into or exchange for Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)) unless full Accumulated Dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Class N Preferred Stock and any Dividend Parity Stock for all dividend periods ending on or prior to the date of such declaration, payment, set apart, redemption, purchase or acquisition; provided, that the foregoing restriction will not limit the acquisition of Parity Stock or Junior Stock solely to the extent necessary to preserve the Corporation’s qualification as a Real Estate Investment Trust (a “REIT”).

(G)
Notwithstanding the limitations of Section 5(F), when dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Class N Preferred Stock and all Dividend Parity Stock, all dividends declared upon the Class N Preferred Stock and any Dividend Parity Stock shall be declared pro rata so that the amount of dividends declared per share of Class N Preferred Stock and per share of such Dividend Parity Stock shall in all cases bear to each other the same ratio that Accumulated Dividends per share of Class N Preferred Stock and accumulated dividends per share of such other Dividend Parity Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Dividend Parity Stock does not have a cumulative dividend) bear to each other.

(H)
The Holders at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on their shares of Class N Preferred Stock on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following that Dividend Record Date or the Corporation’s failure to pay the dividend due on that Dividend Payment Date. However, Class N Preferred Stock surrendered for conversion at the option of a Holder pursuant to Section 7 during the period between the close of business on any Dividend Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount of cash equal to the dividend payable on such shares on that Dividend Payment Date. A Holder on a Dividend Record Date that surrenders (or whose transferee surrenders) any shares for conversion on the corresponding Dividend Payment Date shall receive the dividend payable by the Corporation on such shares of Class N Preferred Stock on that date, and the converting Holder need not include payment in the amount of such dividend upon surrender of its shares of Class N Preferred Stock for conversion. Except as provided in Section 8 and Section 11, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted Class N Preferred Stock or for dividends on the Common Stock issued upon conversion.

Section 6. Liquidation Preference.

(A)
Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the Holders shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its shareholders, in cash or property at its fair market value as determined by the Board, the Liquidation Preference, plus an amount equal to any Accumulated Dividends and Accrued Dividends (whether or not earned or declared) to (but not including) the date of payment, before any payment or distribution of assets is made to holders of the Junior Stock, but subject to the preferential rights of the holders of any class or series of Senior Stock. Upon the payment in full of such liquidation preference and all such Accumulated Dividends and Accrued Dividends, the Holders will have no right or claim to any remaining assets of the Corporation.

(B)
If, upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the assets of the Corporation available for distribution to the Holders shall be insufficient to permit payment in full to such Holders the sums that such Holders are entitled to receive in such case (including, if applicable, Accumulated Dividends and Accrued Dividends), then all of the assets available for distribution to the Holders shall be distributed among and paid to the Holders ratably in proportion to the respective amounts that would be payable to such Holders if such assets were sufficient to permit payment in full; provided that all such distributions and payments to the Holders shall be made on a pari passu basis with the holders of the Parity Stock.

(C)
For the purposes of this Section 6, the consolidation or merger of the Corporation with or into any other company, a statutory share exchange by the Corporation, or the voluntary sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Corporation.

(D)
The Corporation shall provide the Holders with notice of any event triggering the right to receive a distribution upon a liquidation, dissolution or winding up of the affairs of the Corporation not less than 30 calendar days nor more than 60 calendar days prior to the applicable distribution payment date.

(E)
In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed if the Corporation would be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of holders of the Corporation’s shares whose preferential rights upon dissolution are superior to those receiving the distribution.

Section 7. Conversion.

(A)
Each Holder shall have the right, at any time, at its option, to convert, subject to the terms and provisions of this Section 7(A) and Section 13, any or all of such Holder’s shares of Class N Preferred Stock into such whole number of fully paid and nonassessable shares of Common Stock per converted share of Class N Preferred Stock as is equal, subject to Section 7(H), to the Conversion Rate in effect on the Conversion Date.

(B)
The conversion right of a Holder shall be exercised by the Holder by the surrender to the Corporation of the certificates representing shares to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by (i) written notice to the Corporation in substantially the form of Exhibit A hereto that the Holder elects to convert all or a portion of the shares of Class N Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued, (ii) (if so required by the Corporation or its duly appointed Transfer Agent) a written instrument or instruments of transfer and endorsements in form reasonably satisfactory to the Corporation or its duly appointed Transfer Agent duly executed by the Holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(J), (iii) funds for the payment of any share transfer, documentary, stamp or similar taxes not payable by the Corporation and (iv) any payment required pursuant to Section 5(H). The Corporation will deliver a share certificate or certificates representing the shares of Common Stock delivered in connection with a conversion, together with, if applicable, any payment of cash dividends and cash in lieu of fractional shares, to the Holder, or in the case of shares of Class N Preferred Stock held in global certificates, the Transfer Agent will deliver the Common Stock by a book-entry transfer through DTC. Such delivery will be made as promptly as practicable, but in no event later than three Business Days following the Conversion Date.

(C)
As of the close of business on the Conversion Date with respect to a conversion, a converting Holder shall be deemed to be the holder of record of shares of Common Stock issuable upon conversion of such Holder’s shares of Class N Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such Holder. On the Conversion Date, all rights with respect to the shares of Class N Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of the Holders thereof to (i) receive the number of whole shares of Common Stock into which such shares of Class N Preferred Stock have been converted (with such adjustment or cash payment for fractional shares as the Corporation may elect pursuant to Section 14); (ii) receive a Make-Whole Premium or any other shares of Common Stock or other consideration, if any, payable upon a Fundamental Change, in accordance with Section 11 and Section 12; (iii) receive Reference Property, if any, issuable pursuant to Section 7(H) in lieu of shares of Common Stock upon conversion; and (iv) exercise the rights to which they are thereafter entitled as holders of Common Stock and/or any other property receivable by the Holder upon such conversion. Prior to the close of business on the Conversion Date, the Common Stock issuable upon conversion of the Class N Preferred Stock will not be deemed to be outstanding for any purpose and the Holders will have no rights with respect to such Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Class N Preferred Stock.

(D)	The Conversion Rate shall be subject to the following adjustments (except as provided in Section 7(E)), without duplication:

(i)
If the Corporation issues shares of Common Stock as a dividend or distribution on Common Stock, or if the Corporation effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS1 = the number of shares of Common Stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 7(D)(i) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 7(D)(i) is declared but not so paid or made, or any share split or combination of the type described in this Section 7(D)(i) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(ii)
If the Corporation distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period expiring not more than 45 days immediately following the record date of such distribution, to purchase or subscribe for Common Stock at a price per share less than the average of the Daily VWAP of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution, the Conversion Rate will be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Daily VWAP of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

Any increase made under this Section 7(D)(ii) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than such average of the Daily VWAP for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution, and in determining the aggregate offering price of such Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board in its good faith judgment.

(iii)
If the Corporation distributes its shares of stock, evidences of its indebtedness or other assets, securities or property, to all or substantially all holders of Common Stock, excluding: (A) dividends or distributions referred to in Sections 7(D)(i) and 7(D)(ii); (B) Spin-Offs to which the provisions set forth in the latter portion of this Section 7(D)(iii) shall apply; and (C) dividends or distributions paid exclusively in cash referred to in Section 7(D)(iv), then the Conversion Rate will be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;

SP0 = the average of the Daily VWAP of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV = the fair market value (as determined by the Board in its good faith judgment) of the shares of stock, evidences of indebtedness, assets, securities or property distributable with respect to each outstanding share of Common Stock on the Ex-Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive in respect of each share of Class N Preferred Stock owned by it, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Corporation’s shares of stock, evidences of indebtedness, other assets, securities or property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date for the distribution.

Any increase made under the foregoing portion of this Section 7(D)(iii) will become effective immediately after the open of business on the Ex-Date for such distribution.

With respect to an adjustment made pursuant to this Section 7(D)(iii) where there has been a payment of a dividend or other distribution on the Common Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such shares of stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a national securities exchange (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m. (New York City time) on the tenth Trading Day immediately following, and including, the Ex-Date for the Spin-Off will be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

CR1 = the Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

FMV = the average of the volume-weighted average sale prices of the shares of stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and

MP0 = the average of the Daily VWAP of the Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph will occur at the close of business on the tenth Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days following, and including, the effective date of any Spin-Off, references within the portion of this Section 7(D)(iii) related to Spin-Offs to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the effective date of such Spin-Off and the relevant Conversion Date.

If the dividend or distribution described in this Section 7(D)(iii) is declared but not so paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iv)
If any cash dividend or distribution is made to all or substantially all holders of the Common Stock (excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of the affairs of the Corporation) during any quarterly fiscal period of the Corporation in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.27 (the “Reference Dividend”), multiplied by the number of shares of Common Stock outstanding on the record date for such distributions, the Conversion Rate will be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution;

SP0 = the average of the Daily VWAP of the Common Stock over the 10 consecutive Trading Day period immediately preceding the Ex-Date for such dividend or distribution; and

C = the amount in cash per share of Common Stock distributed to holders of the Common Stock that exceeds the Reference Dividend.

Such increase shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive in respect of each share of Class N Preferred Stock owned by it, at the same time as the holders of Common Stock receive the applicable dividend or other distribution, an amount of cash equal to C multiplied by the number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date for such cash dividend or distribution.

The Reference Dividend shall be adjusted in a manner inversely proportional to adjustments made to the Conversion Rate; provided that no adjustment will be made to the Reference Dividend amount for any adjustment made to the Conversion Rate under this Section 7(D)(iv).

Notwithstanding the foregoing, if an adjustment is required to be made under this Section 7(D)(iv) as a result of a distribution that is not a regular quarterly dividend, the Reference Dividend amount will be deemed to be zero.

(v)
If the Corporation or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Daily VWAP of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 = the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by the Board) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer and excluding fractional shares); and

SP1 = the average of the Daily VWAP of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 7(D)(v) will occur at the close of business on the tenth Trading Day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this Section 7(D)(v) to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date.

(vi)
If the Corporation issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events (each, a “Trigger Event”), then the Conversion Rate will not be adjusted pursuant to Section 7(D)(ii) or Section 7(D)(iii), as applicable, until the earliest Trigger Event occurs, and the Conversion Rate shall be readjusted to the extent any of these rights, options or warrants are not exercised before they expire.

(vii)
Notwithstanding anything in this Section 7(D) to the contrary, if a Conversion Rate adjustment becomes effective pursuant to the any of the foregoing clauses (i), (ii), (iii), (iv) or (v) of this Section 7(D) on any Ex-Date as described above, and a Holder that converts its Class N Preferred Stock on or after such Ex-Date and on or prior to the related record date would be treated as the record holder of Common Stock as of the related Conversion Date set forth in Section 7(B) based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(viii)
Notwithstanding anything in this Section 7(D) to the contrary, no adjustment under this Section 7(D) need be made to the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Rate; provided that on the date of an optional conversion (including any conversion in connection with a Fundamental Change) or the date of a mandatory conversion pursuant to Section 8, adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward that has not been taken into account before such date. In addition, at the end of each fiscal year, the Conversion Rate shall be adjusted to give effect to any adjustment or adjustments so carried forward, and such adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share.

(ix)
To the extent permitted by law and the continued listing requirements of the NYSE (or any stock exchange on which the Common Stock may then be listed), the Corporation may, from time to time, increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and the Board determines that the increase is in the Corporation’s best interests. The Corporation will mail a notice of the increase to registered Holders at least 15 calendar days before the day the increase commences. In addition, the Corporation may, but is not obligated to, increase the Conversion Rate as it determines to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

(x)
To the extent that the Corporation has a shareholder rights plan or agreement (i.e., a “poison pill”) in effect upon conversion of the Class N Preferred Stock, the Holders will receive, upon a conversion of such shares of Class N Preferred Stock, in addition to shares of Common Stock, rights under the shareholder rights plan or agreement with respect to the shares of Common Stock received upon conversion unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in any rights plan or agreement that the Board has adopted have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights plan or agreement so that the Holders would not be entitled to receive any rights in respect of the Common Stock that the Corporation delivers upon conversion of the Class N Preferred Stock, the Conversion Rate will be adjusted at the time of separation as if the Corporation had distributed to all holders of Common Stock evidences of indebtedness or other assets or property pursuant to Section 7(D)(iii), subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(E)
Notwithstanding anything to the contrary in Section 7(D), no adjustment to the Conversion Rate shall be made with respect to any transaction described in Section 7(D) (other than for share splits or share combinations) if the Corporation makes provision for each Holder to participate in the transaction, at the same time as holders of the Common Stock participate, without conversion, as if such Holder held a number of shares of Common Stock in respect of each share of Class N Preferred Stock held by such Holder equal to the Conversion Rate in effect on the Ex-Date or effective date.

(F)
The Conversion Rate will not be adjusted: (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities; (ii) upon the issuance of any shares of Common Stock, restricted shares or restricted share units, nonqualified share options, incentive share options or any other options or rights (including share appreciation rights) to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Corporation or any of its subsidiaries; (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described above in clause (ii) of this Section 7(F) and outstanding as of the Issue Date; (iv) for Accrued Dividends, if any; (v) for Accumulated Dividends, if any; (vi) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer; or (vii) for a change in the par value of the Common Stock.

(G)
The Corporation shall not take any action that would require an adjustment to the Conversion Rate such that the Conversion Price, as adjusted to give effect to such action, would be less than the then applicable par value per share of Common Stock, except that the Corporation may undertake a share split or similar event if such share split results in a corresponding reduction in the par value per share of Common Stock such that the as-adjusted new Conversion Price per share would not be below the new as-adjusted par value per share of Common Stock following such share split or similar transaction and the Conversion Rate is adjusted as provided under Section 7(D)(i) and any other provision of Section 7(D). The Corporation also shall not take any action that would result in an adjustment to the Conversion Rate in a manner that does not comply with any applicable stockholder approval rules of the NYSE or any other stock exchange on which the Common Stock is listed at the relevant time.

(H)
In the case of any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision, combination or reclassification described in Section 7(D)(i)), a consolidation, merger or combination involving the Corporation, a sale, lease or other transfer to a third party of all or substantially all of the assets of the Corporation (or the Corporation and its subsidiaries on a consolidated basis), or any statutory share exchange, in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any of the foregoing, a “Transaction”), then, at the effective time of the Transaction, the right to convert each share of Class N Preferred Stock will be changed into a right to convert such share of Class N Preferred Stock into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a Holder would have received in respect of the shares of Common Stock issuable upon conversion of such shares of Class N Preferred Stock immediately prior to such Transaction. If a Transaction also constitutes a Fundamental Change, a Holder who converts its shares of Class N Preferred Stock in connection with such Fundamental Change will, if applicable, also be entitled to receive additional shares of Common Stock in connection with such conversion as described in Section 11, in which case the converting Holder would also receive Reference Property in lieu of such additional shares of Common Stock. In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Transaction, the Corporation shall make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of consideration into which all of the shares of Class N Preferred Stock, treated as a single class, shall be convertible from and after the effective date of the Transaction. Such determination shall be based on the weighted average of elections made by the Holders who participate in such determination, shall be subject to any limitations to which all holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in the Transaction, and shall be conducted in such a manner as to be completed by the date which is the earliest of (a) the deadline for elections to be made by holders of Common Stock and (b) two Business Days prior to the anticipated effective date of the Transaction. The provisions of this Section 7(H) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. The Corporation shall not become a party to any Transaction unless its terms are consistent with the foregoing.

(I)
The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Class N Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Class N Preferred Stock, and shall use its reasonable best efforts to take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Class N Preferred Stock.

(J)
The issuance or delivery of certificates for shares of Common Stock upon the conversion of Class N Preferred Stock or the payment or partial payment of a dividend on Class N Preferred Stock in shares of Common Stock shall be made without charge to the converting Holder or recipient of Class N Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the Holders of the shares of Class N Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the relevant shares of Class N Preferred Stock and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

(K)
Upon any increase or decrease in the Conversion Rate, then, and in each such case, the Corporation promptly shall deliver, or cause to be delivered, to the Transfer Agent a certificate signed by an Officer, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Rate then in effect following such adjustment (which certificate shall, upon request, be made available by the Transfer Agent to any Holder or beneficial owner of Class N Preferred Stock).

(L)
Any shares of Common Stock issued upon conversion of the Class N Preferred Stock shall be validly issued, fully paid and nonassessable. The Corporation shall use its reasonable best efforts to list the shares of Common Stock required to be delivered upon conversion of the Class N Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding shares of Common Stock are listed at the time of such delivery.

Section 8. Mandatory Conversion.

(A)
At any time on or after the Issue Date, the Corporation shall have the right, at its option, to cause the Class N Preferred Stock, in whole but not in part, to be automatically converted into a number of shares of Common Stock for each share of Class N Preferred Stock equal to the Conversion Rate then in effect. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 8(A) only if the Daily VWAP of the Common Stock equals or exceeds 130% of the then prevailing Conversion Price for at least 20 Trading Days in a period of 30 consecutive Trading Days, including the last Trading Day of such 30-day period, ending on the Trading Day prior to the Corporation’s issuance of a press release announcing the mandatory conversion as described in Section 8(B).

(B)
To exercise the mandatory conversion right described in Section 8(A), the Corporation must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or, if either such service is not available, another broadly disseminated news or press release service selected by the Corporation) prior to the opening of business on the first Trading Day following any date on which the conditions described in Section 8(A) are met, announcing such a mandatory conversion. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the Holders (not more than four Business Days after the date of the press release) of the mandatory conversion announcing the Corporation’s intention to convert the Class N Preferred Stock. In the event of a mandatory conversion, the applicable Conversion Date (the “Mandatory Conversion Date”) will be the date that is five Trading Days after the date on which the Corporation issues the press release described in this Section 8(B).

(C)
In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 8(B) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Class N Preferred Stock and the number of shares of Class N Preferred Stock to be converted; and (iii) that dividends on the Class N Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(D)
On and after the Mandatory Conversion Date, dividends shall cease to accrue on the shares of Class N Preferred Stock called for a mandatory conversion pursuant to Section 8(A) and all rights of the Holders of such shares of Class N Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof. The dividend payment with respect to the shares of Class N Preferred Stock called for a mandatory conversion pursuant to Section 8(A) on a date during the period between the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date shall be payable on such Dividend Payment Date to the Holder of such shares of Class N Preferred Stock on such Dividend Record Date if such shares of Class N Preferred Stock have been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence, no payment or adjustment will be made upon mandatory conversion of any shares of Class N Preferred Stock for Accumulated Dividends or Accrued Dividends or for dividends with respect to the shares of Common Stock issued upon such conversion.

(E)
The Corporation may not authorize or give notice of any mandatory conversion pursuant to Section 8(A) unless, prior to giving the conversion notice, all Accumulated Dividends on the Class N Preferred Stock for all quarterly dividend periods ending on or prior to the date on which it gives such notice shall have been paid.

(F)
In addition to the mandatory conversion right described in Section 8(A), if there are fewer than 150 shares of Class N Preferred Stock outstanding, the Corporation shall have the right, at any time on or after the Issue Date at its option, to cause all outstanding shares of Class N Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the greater of (i) the then prevailing Conversion Rate and (ii) the Liquidation Preference divided by the Market Value of the Common Stock as determined on the second Trading Day immediately prior to the Mandatory Conversion Date. The provisions of clauses (B) (other than the requirements relating to the conditions in Section 8(A)), (C), (D) and (E) of this Section 8 shall apply to any mandatory conversion pursuant to this clause (F); provided, however, that (a) the Mandatory Conversion Date described in Section 8(B) shall not be less than 15 calendar days nor more than 30 calendar days after the date on which the Corporation issues a press release pursuant to Section 8(B) announcing such mandatory conversion and (b) the press release and notice of mandatory conversion described in Section 8(C) need not state the number of shares of Common Stock to be issued upon conversion of each share of Class N Preferred Stock.

Section 9. Redemption and Retirement. The Class N Preferred Stock shall not be redeemable by the Corporation. Subject to applicable law, the Corporation may purchase shares of Class N Preferred Stock in the open market, by tender or by private agreement. Any shares of Class N Preferred Stock acquired by the Corporation will be retired and reclassified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock.

Section 10. Voting Rights.

(A)	The Holders of the Class N Preferred Stock shall not have any relative, participating, optional or other voting rights except as provided by law and as set forth in this Section 10.

(B)
Whenever dividends on the Class N Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting the Board will increase by two (if not already increased by reason of a similar arrearage with respect to any Parity Voting Preferred) and the Holders (voting separately as a class with holders of all Parity Voting Preferred) will be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”) at a special meeting called by the Holders of at least 25% of the shares of Class N Preferred Stock or by holders of any such other series of Parity Voting Preferred (unless such request is received less than 90 days before the date fixed for the next annual meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on the Class N Preferred Stock and such Parity Voting Preferred for the then current dividend period either have been fully paid or have been declared and a sum sufficient for the payment thereof set aside for payment. The voting rights set forth in this Section 10(B) and the terms of the Preferred Stock Directors will continue until such time as the dividend arrearage on the Class N Preferred Stock and such Parity Voting Preferred has been paid in full and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. Upon the termination of such voting rights, the term of office for any Preferred Stock Directors will terminate and the size of the Board will decrease accordingly. The voting rights provided by this Section 10(B) will re-vest in the event that dividends on any shares of Class N Preferred Stock are once again in arrears for six or more quarterly dividends (whether or not consecutive).

(C)
The Preferred Stock Directors will be elected by a plurality of the votes cast in the election for a one-year term, and each Preferred Stock Director will serve until his or her successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. If there is a vacancy in the office of a Preferred Stock Director, then the vacancy shall be filled by the remaining director so elected then in office or, if there is no such remaining director, by a vote of the Holders of a majority of the outstanding shares of Class N Preferred Stock when they have the voting rights described above (voting separately as a class with holders of all Parity Voting Preferred). Each Preferred Stock Director will be entitled to one vote (two votes in the aggregate for the Preferred Stock Directors) on any matter with respect to which the Board votes.

(D)
Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the Holders of a majority of the outstanding shares of Class N Preferred Stock when they have the voting rights described above (voting separately as a class with holders of all Parity Voting Preferred).

(E)
So long as any shares of Class N Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the Holders of at least two-thirds of the shares of Class N Preferred Stock outstanding at the time given in person or by proxy, either in writing or at a meeting (such shares of Class N Preferred Stock voting separately as a class) (i) authorize, create or issue, or increase the authorized or issued amount of, any shares of Senior Stock, or reclassify any authorized shares of stock of the Corporation into Senior Stock, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any shares of Senior Stock or (ii) repeal, amend, or otherwise change any provisions of these Articles Supplementary or the Charter in any manner (whether by merger, consolidation or otherwise) that adversely affects the powers, preferences, or other special rights or privileges of the Class N Preferred Stock or its Holders; provided, however, that any increase in the amount of the authorized shares of Preferred Stock or the creation or issuance of other series of Parity Stock or Junior Stock, any increase in the amount of authorized shares of Parity Stock or Junior Stock, and any increase in the amount of authorized shares of Class N Preferred Stock will not require the consent of the Holders of Class N Preferred Stock and shall not be deemed to adversely affect such powers, preferences, or other special rights or privileges.

(F)
Notwithstanding the provisions of Section 10(E), in the event of a merger or consolidation involving the Corporation, a sale of all or substantially all of the assets of the Corporation or of the Corporation and its subsidiaries on a consolidated basis or a statutory share exchange (any such transaction, an “Extraordinary Transaction”), so long as: (i) the Class N Preferred Stock remains outstanding following consummation of such Extraordinary Transaction with their terms materially unchanged, taking into account that, upon the occurrence of such an Extraordinary Transaction, the Corporation may not be the surviving entity (in which case, the Class N Preferred Stock may be converted into or exchanged for preferred stock or preferred shares of the surviving entity having terms materially the same as the Class N Preferred Stock) and, if applicable, with any changes to the terms of the Class N Preferred Stock required pursuant to and made in compliance with the provisions of Section 7(H) in connection with such Extraordinary Transaction and (ii) if such transaction also constitutes a Fundamental Change, the provisions of Section 11 are complied with in connection with such Extraordinary Transaction, then the occurrence of such Extraordinary Transaction shall not be deemed to adversely affect the powers, preferences, or other special rights or privileges of the Class N Preferred Stock or its Holders and in such case such Holders shall not have any voting rights with respect to the occurrence of such Extraordinary Transaction pursuant to Section 10(E)(ii).

(G)
If and for so long as the shares of Class N Preferred Stock are represented by Depositary Shares in accordance with Section 16 hereof, then in any matter in which the Class N Preferred Stock is entitled to vote (as expressly provided herein), including any action by written consent, each share of Class N Preferred Stock shall be entitled to one thousand (1,000) votes, each of which one thousand (1,000) votes may be directed separately by the Holder thereof (or by any proxy or proxies of such Holder), unless the outstanding Parity Voting Preferred has similar vested and continuing voting rights, in which case each share of Class N Preferred Stock shall be entitled to one thousand (1,000) votes for each $50,000.00 of liquidation preference. With respect to each share of Class N Preferred Stock, the Holder thereof may designate up to one thousand (1,000) proxies, with each such proxy having the right to vote a whole number of votes (totaling one thousand (1,000) votes per share of Class N Preferred Stock).

(H)
The foregoing voting will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Class N Preferred Stock (i) have been converted, or (ii) (a) surrendered for voluntary conversion or called for mandatory conversion and (b) a sufficient number of shares of Common Stock shall have been deposited in trust to effect such conversion.

Section 11. Special Rights Upon a Fundamental Change.

(A)
The Corporation must give notice (a “Fundamental Change Notice”) of each Fundamental Change to all Holders, by the later of 20 Business Days prior to the anticipated Fundamental Change Effective Date (determined in good faith by the Board) of the Fundamental Change and the first public disclosure by the Corporation of the anticipated Fundamental Change. In addition, the Corporation must give notice announcing the Fundamental Change Effective Date and other matters specified pursuant to Section 12(E).

(B)
If a Holder converts its shares of Class N Preferred Stock at any time beginning at the opening of business on the Trading Day immediately following the Fundamental Change Effective Date in respect of such Fundamental Change and ending at the close of business on the 30th Trading Day immediately following such Fundamental Change Effective Date (the “Fundamental Change Expiration Date”), the Holder shall automatically receive, with respect to each converted share of Class N Preferred Stock, the greater of:

(i)	the sum of (a) a number of shares of Common Stock, as calculated pursuant to Section 7(A) and (b) the Make-Whole Premium, if any, pursuant to Section 12; and

(ii)
a number of shares of Common Stock equal to the lesser of (a) the Liquidation Preference divided by the Market Value of the Common Stock as of the Fundamental Change Effective Date and (b) 5,306.4 (subject to adjustment in the same manner as the Conversion Rate pursuant to Section 7(D)).

In addition to the number of shares of Common Stock issuable upon conversion of each share of Class N Preferred Stock at the option of the Holder on any Conversion Date during the period referred to in the previous sentence, each converting Holder will have the right to receive an amount equal to all Accumulated Dividends and Accrued Dividends on such converted shares of Class N Preferred Stock, whether or not declared prior to that date, for all prior dividend periods ending on or prior to the Dividend Payment Date immediately preceding (or, if applicable, ending on) the Conversion Date (other than previously declared dividends on the Class N Preferred Stock payable to Holders of record as of a prior date), provided that the Corporation is then legally permitted to pay such dividends. The amount payable in respect of such dividends will be paid in cash.

(C)
In lieu of issuing the number of shares of Common Stock issuable upon conversion pursuant to Section 11(B), the Corporation may, at its option, make a cash payment equal to the Market Value determined for the period ending on the Fundamental Change Effective Date for each such share of Common Stock otherwise issuable upon conversion.

(D)	On or before the Fundamental Change Expiration Date, each Holder wishing to exercise its conversion right pursuant to this Section 11 shall comply with the procedures specified in Section 7(B).

Section 12. Determination of the Make-Whole Premium.

(A)
Subject to the limitations and requirements of Section 11 and this Section 12, if a Holder elects to convert its shares of Class N Preferred Stock upon the occurrence of a Fundamental Change, the Conversion Rate will be increased by the number of shares set forth in the table below (the “Additional Shares” or “Make-Whole Premium”).

(B)
The Corporation shall only be required to deliver the Make-Whole Premium with respect to shares of Class N Preferred Stock surrendered for conversion from and after the opening of business on the Trading Day immediately following the Fundamental Change Effective Date until the close of business on the 30th Trading Day following such Fundamental Change Effective Date.

(C)
The number of Additional Shares shall be determined by reference to the table below, based on the Share Price. If holders of the Common Stock receive only cash in the transaction constituting a Fundamental Change, the Share Price shall be the cash amount paid per share. Otherwise, the Share Price shall be the average of the Closing Sale Price of the Common Stock on the five Trading Days prior to but excluding the effective date of the transaction constituting a Fundamental Change.

Share Price ($)
$18.85	$20.30	$21.06	$22.56	$24.06	$25.57	$27.07	$30.08
346.1	311.0	281.8	228.1	179.1	131.1	77.7	0

(i)
The Share Prices set forth in the table, shall be adjusted as of any date on which the Conversion Rate of the Class N Preferred Stock is adjusted pursuant to Section 7 by multiplying the applicable price in effect immediately before the adjustment by a fraction: (a) whose numerator is the Conversion Rate immediately before the adjustment; and (b) whose denominator is the adjusted Conversion Rate.

(ii)
In addition, the number of Additional Shares shall be adjusted at the same time, in the same manner in which, and for the same events for which, the Conversion Rate is adjusted pursuant to Section 7; provided, that in no event shall Additional Shares be issued pursuant to this Section 12 if, after giving effect thereto, the Conversion Rate would exceed 2,653.2 (subject to adjustment as provided below, the “Cap Conversion Rate”). If an event occurs that requires an adjustment to the Conversion Rate as described in Section 7, the Cap Conversion Rate shall be adjusted concurrently and in the same manner in which the Conversion Rate is adjusted as described in Section 7.

(D)	The exact Share Price and Fundamental Change Effective Date may not be set forth in the table in Section 12(C), in which case:

(i)
if the Share Price is between two Share Prices on the table, the Make-Whole Premium shall be determined by straight-line interpolation between the Make-Whole Premium amounts set forth for the higher and lower Share Prices;

(ii)	if the Share Price is in excess of $30.08 per share (subject to the same adjustment as provided in Section 12(C)(i) for Share Prices), no Make-Whole Premium will be paid; and

(iii)	if the Share Price is less than $18.85 per share (subject to the same adjustment as provided in Section 12(C)(i) for Share Prices), no Make-Whole Premium will be paid.

(E)
No later than the third Business Day after the occurrence of a Fundamental Change, the Corporation shall provide the Holders and the Transfer Agent with notice of the occurrence of the Fundamental Change, which such notice shall state:

(i)	the events constituting the Fundamental Change;

(ii)	the date of the Fundamental Change;

(iii)	the last date on which a Holder may convert shares of Class N Preferred Stock in connection with such Fundamental Change;

(iv)
the Conversion Rate and, if applicable, Make-Whole Premium and/or other consideration issuable upon conversions of Class N Preferred Stock in connection with such Fundamental Change as contemplated by Section 11 and this Section 12;

(v)
whether the Corporation will issue shares of Common Stock or deliver cash upon conversion of shares of Class N Preferred Stock in connection with the Fundamental Change and whether any of the consideration issuable upon a conversion of shares of Class N Preferred Stock in connection with such Fundamental Change will consist of Reference Property (and, in such case, specifying such Reference Property);

(vi)	the name and address of the paying agent and the conversion agent; and

(vii)	the procedures that the Holder must follow to exercise the Fundamental Change conversion right.

(F)
Prior to the opening of business on the first Trading Day following any date on which the Corporation provides the notice specified in Section 12(E) to the Holders, the Corporation shall issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Corporation) or post notice on its website containing the information specified in Section 12(E).

Section 13. Restrictions on Ownership to Preserve Tax Benefit; Conversion of Class N Excess Preferred Stock; and Terms of Class N Excess Preferred Stock.

(A)	Restriction on Ownership and Transfer.

(i)
Except as provided in Section 13(H), (1) no Person shall Beneficially Own or Constructively Own Class N Preferred Stock in excess of (A) 100% of the number of then outstanding shares of Class N Preferred Stock or (B) if fewer, the maximum number of shares of Class N Preferred Stock that, if then converted by the holder into Common Stock as provided in these Articles Supplementary, would make such holder or any other Person the owner of a number of shares of Common Stock that would not exceed (x) the Ownership Limit applicable to shares of Common Stock as set forth in Article IV(B)(4) of the Charter or (y) if any Excepted Holder Limit has been created for such holder or other Person with respect to shares of Common Stock pursuant to Article IV(B)(4) of the Charter, such Excepted Holder Limit (the “Class N Preferred Stock Ownership Limit”) and (2) no Person, other than an Excepted Holder who is not considered an individual for purposes of Section 542(a)(2) of the Code, shall Beneficially Own or Constructively Own shares of Class N Preferred Stock such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of the Aggregate Stock Ownership Limit;

(ii)
Except as provided in Section 13(H), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Beneficially Owning Class N Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Class N Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Class N Preferred Stock;

(iii)
Except as provided in Section 13(H), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Constructively Owning Class N Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Class N Preferred Stock which would be otherwise Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Class N Preferred Stock; and

(iv)
Notwithstanding any other provisions contained in this Section 13, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event with respect to Class N Preferred Stock that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of the Class N Preferred Stock or other event with respect to Class N Preferred Stock which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Class N Preferred Stock.

(B)
Conversion into Class N Excess Preferred Stock.  If, notwithstanding the other provisions contained in this Section 13, at any time after the Issue Date, there is a purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the Corporation or other event such that one or more of the restrictions on ownership and transfer described in Section 13(A) above have been violated, then the Class N Preferred Stock being Transferred (or, in the case of an event other than a Transfer, the Class N Preferred Stock owned or Constructively Owned or Beneficially Owned or, if the next sentence applies, the Class N Preferred Stock identified in the next sentence) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Class N Excess Preferred Stock.  If at any time of such purported Transfer any of the shares of the Class N Preferred Stock are then owned by a depositary to permit the trading of beneficial interests in fractional shares of Class N Preferred Stock, then shares of Class N Preferred Stock that shall be converted to Class N Excess Preferred Stock shall be first taken from any Class N Preferred Stock that is not in such depositary that is Beneficially Owned or Constructively Owned by the Person whose Beneficial Ownership or Constructive Ownership would otherwise violate the restrictions of Section 13(A) prior to converting any shares in such depositary. Any conversion pursuant to this subparagraph shall be effective as of the close of business on the Business Day prior to the date of such Transfer or other event.

(C)
Remedies for Breach.  If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 13(A) or that a Person intends to acquire, has attempted to acquire or may acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Section 13(A), the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, causing the Corporation to purchase such shares upon the terms and conditions specified by the Board of Directors in its sole discretion, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 13(A) shall automatically result in the conversion described in Section 13(B), irrespective of any action (or non-action) by the Board of Directors.

(D)
Notice of Restricted Transfer.  Any Person who acquires or attempts to acquire Class N Preferred Stock or other securities in violation of Section 13(A), or any Person who owns or will own Class N Excess Preferred Stock as a result of an event under Section 13(B), shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation’s status as a REIT.

(E)
Owners Required to Provide Information.  From and after the Issue Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Class N Preferred Stock and each Person (including the stockholder of record) who is holding Class N Preferred Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(F)
Remedies Not Limited.  Nothing contained in this paragraph (F) (but subject to Section 13(K)) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

(G)
Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Section 13, including any definition contained in Section 4, the Board of Directors shall have the power to determine the application of the provisions of this Section 13 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 13(K)).

(H)	Exceptions.

(i)
Subject to Section 13(A)(iv), the Board of Directors, in its sole discretion, with the advice of the Corporation’s tax counsel, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Class N Preferred Stock in violation of Section 13(A)(i) or Section 13(A)(ii) if the Board of Directors determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Capital Stock to violate the Aggregate Stock Ownership Limit and that such exemption will not cause the Corporation to fail to qualify as a REIT under the Code.

(ii)
Subject to Section 13(A)(iv), the Board of Directors, in its sole discretion, with the advice of the Corporation’s tax counsel, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning Class N Preferred Stock in violation of Section 13(A)(i) or Section 13(A)(iii) if the Board of Directors determines that such ownership would not cause the Corporation to fail to qualify as a REIT under the Code.

(iii)
Prior to granting any exception pursuant to Section 13(H)(i) or Section 13(H)(ii), the Board of Directors may (i) require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in this Section 13) will result in such Class N Preferred Stock being converted to Class N Excess Preferred Stock and transferred to a Trust in accordance with Section 13(B) and Section 13(J) and/or (ii) require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT; provided, however, that obtaining such representations or undertakings, or a favorable ruling or opinion, shall not be required for the Board of Directors to grant an exception hereunder.

(I)
Severability. If any provision of this Section 13 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(J)	Class N Excess Preferred Stock.

(i)
Ownership in Trust.  Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that results in the issuance of Class N Excess Preferred Stock pursuant to Section 13(B), such Class N Excess Preferred Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Class N Excess Preferred Stock may later be transferred pursuant to Section 13(J)(iv). Class N Excess Preferred Stock so held in trust shall be issued and outstanding shares of stock of the Corporation.  The Purported Record Transferee shall have no rights in such Class N Excess Preferred Stock except the right to designate a transferee of such Class N Excess Preferred Stock upon the terms specified in Section 13(J)(iv).  The Purported Beneficial Transferee shall have no rights in such Class N Excess Preferred Stock except as provided in Section 13(J)(iv).

(ii)
Class N Excess Preferred Stock shall not be entitled to any dividends or other distribution (except as provided in Section 13(J)(iii)). Any dividend or distribution paid prior to the discovery by the Corporation that shares of Class N Preferred Stock have been converted into Class N Excess Preferred Stock shall be repaid to the Corporation upon demand.

(iii)
Rights Upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Class N Excess Preferred Stock shall be entitled to receive, ratably with each other holder of shares of Preferred Equity Stock, that portion of the assets of the Corporation available for distribution to the holders of shares of Preferred Equity Stock as the number of shares of Class N Excess Preferred Stock held by such holder bears to the total number of shares of Preferred Equity Stock then outstanding. The Corporation, as holder of the Class N Excess Preferred Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when and if determined in accordance with Section 13(J)(iv), any such assets received in respect of the Class N Excess Preferred Stock in any liquidation, dissolution or winding up of, or any distribution of, the assets of the Corporation.

(iv)	Restrictions on Transfer; Designation of Beneficiary.

(a)
Shares of Class N Excess Preferred Stock shall not be transferable. Subject to the last sentence of this clause (a), the Purported Record Transferee may freely designate a Beneficiary of an interest in the Trust (representing the number of shares of Class N Excess Preferred Stock held by the Trust attributable to a purported Transfer that resulted in the issuance of Class N Excess Preferred Stock), if (i) the Class N Excess Preferred Stock held in the Trust would not be Class N Excess Preferred Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price from such Beneficiary that reflects a price per share for such Class N Excess Preferred Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Class N Preferred Stock in the purported Transfer that resulted in the issuance of Class N Excess Preferred Stock, or (y) if the Transfer or other event that resulted in the issuance of Class N Excess Preferred Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Class N Excess Preferred Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Class N Excess Preferred Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Class N Excess Preferred Stock in the Trust shall be automatically exchanged for an equal number of shares of Class N Preferred Stock and such Class N Preferred Stock shall be transferred of record to the transferee of the interest in the Trust if such Class N Preferred Stock would not be Class N Excess Preferred Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under Section 13(J)(v).

(b)
Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under Section 13(J)(iv)(a), such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Corporation.

(v)
Voting and Notice Rights. The holders of shares of Class N Excess Preferred Stock shall have no voting rights and shall have no rights to receive notice of any meetings. The holders of shares of Class N Excess Preferred Stock shall not be considered for purpose of determining a quorum.

(vi)
Purchase Rights in Class N Excess Preferred Stock. Notwithstanding the provisions of Section 13(J)(iv), shares of Class N Excess Preferred Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that required the issuance of such Class N Excess Preferred Stock (or, if the Transfer or other event that resulted in the issuance of Class N Excess Preferred Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Class N Excess Preferred Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Class N Excess Preferred Stock) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such shares of Class N Excess Preferred Stock and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in the issuance of shares of Class N Excess Preferred Stock has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to Section 13(D). The Corporation may appoint a special trustee of the Trust for the purpose of consummating the purchase of Class N Excess Preferred Stock by the Corporation. In the event that the Corporation’s actions cause a reduction in the number of shares of Class N Preferred Stock outstanding and such reduction results in the issuance of Class N Excess Preferred Stock, the Corporation is required to exercise its option to repurchase such shares of Class N Excess Preferred Stock if the Beneficial Owner notifies the Corporation that it is unable to sell its rights to such Class N Excess Preferred Stock.

(vii)	Conversion Rights. The Class N Excess Preferred Stock shall not be convertible into shares of Common Stock.

(K)	Settlement. Nothing in this Section 13 shall preclude the settlement of any transaction entered into through facilities of the NYSE.

Section 14. No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued upon conversion of the Class N Preferred Stock, whether voluntary or mandatory. Instead, the Corporation may elect to either make a cash payment to each Holder that would otherwise be entitled to a fractional share (based on the Daily VWAP of such fractional share determined as of the second Trading Day immediately prior to the payment thereof) or, in lieu of such cash payment, the number of shares of Common Stock to be issued to any particular Holder upon conversion or in respect of dividend payments shall be rounded up to the nearest whole share.

Section 15. Certificates.

(A)
(i) Each Class N Preferred Stock share certificate shall be substantially in the form set forth in Exhibit B hereto, which is hereby incorporated in and expressly made a part of these Articles Supplementary. The Class N Preferred Stock share certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Corporation. Each Class N Preferred Stock share certificate shall be dated the date of its countersignature and registration.

(ii)
The Class N Preferred Stock may be issued initially in the form of one or more fully registered global certificates with the global securities legend substantially as set forth in Exhibit B hereto (the “Global Class N Preferred Shares”). The number of shares of Class N Preferred Stock represented by the Global Class N Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided.

(iii)
In the event the Global Class N Preferred Shares are deposited with or on behalf of DTC, the Corporation shall execute and the Transfer Agent shall countersign, register and deliver initially one or more Global Class N Preferred Share certificates that (a) shall be registered in the name of DTC as depository for such Global Class N Preferred Shares or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC.

(iv)
Members of, or participants in, DTC shall have no rights under these Articles Supplementary with respect to any Global Class N Preferred Shares held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Class N Preferred Shares, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Class N Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its members or participants, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Class N Preferred Shares.

(v)
Except as provided in Section 15(C), owners of beneficial interests in Global Class N Preferred Shares will not be entitled to receive physical delivery of shares of Class N Preferred Stock in fully registered certificated form (“Certificated Class N Preferred Shares”).

(B)
Two Officers, in accordance with the bylaws of the Corporation and applicable law, shall sign any certificate representing the Class N Preferred Stock, on behalf of the Corporation, by manual or facsimile signature. If an Officer whose signature is on a Class N Preferred Stock share certificate no longer holds that office at the time the Transfer Agent countersigns and registers the Class N Preferred Stock share certificate, the Class N Preferred Stock share certificate shall be valid nevertheless. A Class N Preferred Stock share certificate shall not be valid until an authorized signatory of the Transfer Agent signs the Class N Preferred Stock share certificate by manual signature. The signature shall be conclusive evidence that the Class N Preferred Stock share certificate has been countersigned and registered under these Articles Supplementary. The Transfer Agent shall countersign, register and deliver certificates of Class N Preferred Stock for original issue upon a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer of the Corporation. Such order shall specify the number of shares of Class N Preferred Stock to be countersigned and registered and the date on which the original issue of the shares of Class N Preferred Stock is to be countersigned and registered. The Transfer Agent may appoint a countersignature and registration agent reasonably acceptable to the Corporation to countersign and register the certificates for the Class N Preferred Stock. Unless limited by the terms of such appointment, a countersignature and registration agent may countersign and register certificates for the Class N Preferred Stock whenever the Transfer Agent may do so. Each reference in these Articles Supplementary to countersignature and registration by the Transfer Agent includes countersignature and registration by such agent. A countersignature and registration agent has the same rights as the Transfer Agent for service of notices and demands.

(C)
(i) When Certificated Class N Preferred Shares are presented to the Transfer Agent with a request to register the transfer of such Certificated Class N Preferred Shares or to exchange such Certificated Class N Preferred Shares for an equal number of shares of Certificated Class N Preferred Shares, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Class N Preferred Shares surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing.

(ii)
Certificated Class N Preferred Shares may not be exchanged for a beneficial interest in Global Class N Preferred Shares except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Class N Preferred Shares, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Corporation and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Class N Preferred Shares to reflect an increase in the number of shares of Class N Preferred Stock represented by the Global Class N Preferred Shares, then the Transfer Agent shall cancel such Certificated Class N Preferred Shares and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Class N Preferred Stock represented by the Global Class N Preferred Shares to be increased accordingly. If no Global Class N Preferred Shares are then outstanding, the Corporation shall issue and the Transfer Agent shall countersign and register, upon written order of the Corporation in the form of an Officers’ Certificate, a new Global Class N Preferred Share certificate representing the appropriate number of shares.

(iii)
The transfer and exchange of Global Class N Preferred Shares or beneficial interests therein shall be effected through DTC, in accordance with these Articles Supplementary (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv)
Notwithstanding any other provisions of these Articles Supplementary (other than the provisions set forth in Section 15(C)(v)), Global Class N Preferred Shares may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(v)	If at any time:

(a)
DTC notifies the Corporation that DTC is unwilling or unable to continue as depository for the Global Class N Preferred Shares and a successor depository for the Global Class N Preferred Shares is not appointed by the Corporation within 90 days after delivery of such notice;

(b)	DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Class N Preferred Shares is not appointed by the Corporation within 90 days; or

(c)	the Corporation, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Class N Preferred Shares under these Articles Supplementary,

then (and only then) persons having a beneficial interest in the Class N Preferred Stock may exchange such beneficial interest for Certificated Class N Preferred Shares representing the same number of shares of Class N Preferred Stock. In such event, upon receipt by the Transfer Agent of written instructions from the Corporation and written instructions (or such other form of instructions) as is customary for DTC from DTC or its nominee on behalf of any Person having a beneficial interest in Global Class N Preferred Shares, then, the Transfer Agent or DTC, at the direction of the Transfer Agent, shall cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Class N Preferred Stock represented by Global Class N Preferred Shares to be reduced on its books and records and, following such reduction, the Corporation shall execute and the Transfer Agent shall countersign, register and deliver to the transferee Certificated Class N Preferred Shares. Certificated Class N Preferred Shares issued in exchange for a beneficial interest in Global Class N Preferred Shares pursuant to this Section 15(C)(v) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Class N Preferred Shares to the Persons in whose names such shares of Class N Preferred Stock are so registered in accordance with the instructions of DTC.

(vi)
At such time as all beneficial interests in Global Class N Preferred Shares have either been exchanged for Certificated Class N Preferred Shares, converted or canceled, such Global Class N Preferred Shares shall be returned to DTC for cancelation or retained and canceled by the Transfer Agent. At any time prior to such cancelation, if any beneficial interest in Global Class N Preferred Shares is exchanged for Certificated Class N Preferred Shares, converted or canceled, the number of shares of Class N Preferred Stock represented by such Global Class N Preferred Shares shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Class N Preferred Shares, by the Transfer Agent or DTC, to reflect such reduction.

(vii)
(a) To permit registrations of transfers and exchanges, the Corporation shall execute and the Transfer Agent shall countersign and register Certificated Class N Preferred Shares and Global Class N Preferred Shares as required pursuant to the provisions of this Section 15(C).

(b)
All Certificated Class N Preferred Shares and Global Class N Preferred Shares issued upon any registration of transfer or exchange of Certificated Class N Preferred Shares or Global Class N Preferred Shares shall be the valid obligations of the Corporation, entitled to the same benefits under these Articles Supplementary as the Certificated Class N Preferred Shares or Global Class N Preferred Shares surrendered upon such registration of transfer or exchange.

(c)
Prior to due presentment for registration of transfer of any shares of Class N Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares of Class N Preferred Stock are registered as the absolute owner of such shares of Class N Preferred Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(d)
No service charge shall be made for any registration of transfer or exchange upon surrender of any Class N Preferred Stock share certificate or Common Stock share certificate at the office of the Transfer Agent maintained for that purpose. However, the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Class N Preferred Stock certificates or Common Stock certificates.

(viii)
(a) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Class N Preferred Shares, a member of or a participant in, DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Class N Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Class N Preferred Shares. All notices and communications to be given to the Holders of Class N Preferred Stock and all payments to be made to such Holders under the Class N Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Class N Preferred Shares). The rights of beneficial owners in any Global Class N Preferred Shares shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(b)
The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under these Articles Supplementary or under applicable law with respect to any transfer of any interest in any shares of Class N Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Class N Preferred Shares) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of these Articles Supplementary, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(D)
If any of the Class N Preferred Stock share certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Class N Preferred Stock share certificate, or in lieu of and substitution for the Class N Preferred Stock share certificate lost, stolen or destroyed, a new Class N Preferred Stock share certificate of like tenor and representing an equivalent amount of shares of Class N Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Class N Preferred Stock share certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

(E)
Until definitive Class N Preferred Stock share certificates are ready for delivery, the Corporation may prepare and the Transfer Agent shall countersign temporary Class N Preferred Stock share certificates. Temporary Class N Preferred Stock share certificates shall be substantially in the form of definitive Class N Preferred Stock share certificates but may have variations that the Corporation considers appropriate for temporary Class N Preferred Stock share certificates. Without unreasonable delay, the Corporation shall prepare and the Transfer Agent shall countersign definitive Class N Preferred Stock share certificates and deliver them in exchange for temporary Class N Preferred Stock share certificates.

(F)
The Transfer Agent and no one else shall cancel and destroy all Class N Preferred Stock share certificates surrendered for transfer, exchange, replacement or cancelation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver canceled Class N Preferred Stock share certificates to the Corporation.

Section 16. Registration as Depositary Shares.  Shares of Class N Preferred Stock shall be registered in the form of Depositary Shares representing a one-one thousandth fractional interest in a share of Class N Preferred Stock (“Depositary Shares”) on, and subject to, such terms and conditions as may be provided for in any agreement binding upon the Corporation (whether directly or through merger with any other corporation).

Section 17. Other Provisions.

(A)
Unless otherwise specified in these Articles Supplementary, all notices provided hereunder shall be given by first-class mail to each record Holder of Class N Preferred Stock at such Holder’s address as the same appears on the books of the Corporation. With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(B)
The Class N Preferred Stock shall be issuable only in whole shares; provided, however, fractional shares of Class N Preferred Stock shall be permissible to account for repurchases, redemptions or conversion of any Depositary Shares or as is contemplated by Section 16.

(C)
All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Notice to any Holder shall be given to the registered address set forth in the Corporation’s records for such Holder, or for the Global Class N Preferred Shares, to the Depository in accordance with its procedures.

(D)	Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay.

(E)	Holders shall not be entitled to any preemptive rights to acquire additional shares of stock of the Corporation.

(F)
Notwithstanding any provision herein to the contrary, the procedures for conversion and voting of shares of Class N Preferred Stock represented by Global Class N Preferred Shares will be governed by arrangements among DTC, its participants and persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Class N Preferred Share certificates may be subject to various policies and procedures adopted by DTC from time to time.

SECOND: The shares of Class N Preferred Stock and shares of Class N Excess Preferred Stock have been reclassified and designated by the Board of Directors of the Corporation under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: In accordance with Section 2-208(d)(2) of the Maryland General Corporation Law, these Articles Supplementary shall become effective at 9:00 a.m., Eastern Time, on January 2, 2024.

FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer of the Corporation acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Executive Vice President, Chief Financial Officer and Treasurer and attested to by its Secretary on this 28th day of December, 2023.

ATTEST:		KIMCO REALTY CORPORATION

/s/ Kathleen M. Gazerro		By:	/s/ Glenn G. Cohen		(SEAL)
Name:	Kathleen M. Gazerro		Name:	Glenn G. Cohen
Title:	Assistant Secretary		Title:	Executive Vice President, Chief Financial Officer and Treasurer

Exhibit A

NOTICE OF CONVERSION

(To be Executed by the Holder
in order to Convert Shares of Class N Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) the shares of 7.25% Class N Cumulative Convertible Perpetual Preferred Stock (the “Class N Preferred Stock”) of Kimco Realty Corporation, a Maryland corporation (the “Corporation”), represented by share certificate no.(s) ____________________ (the “Class N Preferred Stock Certificates”), into shares of common stock, par value $0.01 per share, of the Corporation (“Common Stock”) in accordance with the terms and conditions of the Articles Supplementary classifying the Class N Preferred Stock (the “Articles Supplementary”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Class N Preferred Stock Certificates. No fee will be charged to the holder for any Conversion, except for transfer taxes, if any. A copy of each Class N Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles Supplementary.

Date of Conversion:

Applicable Conversion Rate:

Number of shares of Class N Preferred Stock to be converted:

Number of shares of Common Stock to be issued: 1

Signature:

Name:

Address: 2

Fax No.:

[1]	Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent.

[2]	Address to which shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

Exhibit B

[FORM OF FACE OF CERTIFICATE]

(FORMED
UNDER THE LAWS OF
THE STATE OF
MARYLAND)

7.25% SERIES N CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK
PAR VALUE $1.00 PER SHARE
LIQUIDATION PREFERENCE $50,000.00 PER SHARE

[LOGO OF KIMCO REALTY CORPORATION]

CUSIP # 49446R 679 SEE REVERSE FOR CERTAIN DEFINITIONS, IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFIES THAT [SPECIMEN]

is the registered holder of

fully paid and non-assessable shares of 7.25% Class N Cumulative Convertible Perpetual Preferred Stock, par value of $1.00 per share, of KIMCO REALTY CORPORATION (the “Corporation”) transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate. These shares are issued under the charter of the Corporation (the “Charter”) a copy of which is on file with the Maryland State Department of Assessments and Taxation. The provisions of such Charter are hereby incorporated by reference as fully as if set forth herein in their entirety, to all of which provisions the holder hereof by the acceptance hereof agrees. This Certificate is issued by the directors of the Corporation and is not valid until countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED AND REGISTERED:
Equiniti Trust Company
(New York, N.Y.)
Transfer Agent and Registrar

By

Authorized Signature	Secretary	President

[THIS CERTIFICATE IS IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CORPORATION OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

[3]	Remove if not a global security.

[FORM OF REVERSE OF CERTIFICATE]

CLASSES OF SHARES

THE CORPORATION IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTIONS OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION (THE “CHARTER”), A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, (1) NO PERSON SHALL BENEFICIALLY OWN OR CONSTRUCTIVELY OWN CLASS N PREFERRED STOCK IN EXCESS OF (A) 100% OF THE NUMBER OF THEN OUTSTANDING SHARES OF CLASS N PREFERRED STOCK OR, (B) IF FEWER, THE MAXIMUM NUMBER OF SHARES OF CLASS N PREFERRED STOCK THAT, IF THEN CONVERTED BY THE HOLDER INTO COMMON STOCK, WOULD MAKE SUCH HOLDER OR ANY OTHER PERSON THE OWNER OF A NUMBER OF SHARES OF COMMON STOCK THAT WOULD NOT EXCEED (X) THE OWNERSHIP LIMIT APPLICABLE TO SHARES OF COMMON STOCK AS SET FORTH IN ARTICLE IV(B)(4) OF THE CHARTER OR (Y) IF ANY EXCEPTED HOLDER LIMIT HAS BEEN CREATED FOR SUCH HOLDER OR OTHER PERSON WITH RESPECT TO SHARES OF COMMON STOCK PURSUANT TO ARTICLE IV(B)(4) OF THE CHARTER, SUCH EXCEPTED HOLDER LIMIT AND (2) NO PERSON, OTHER THAN AN EXCEPTED HOLDER WHO IS NOT CONSIDERED AN INDIVIDUAL FOR PURPOSES OF SECTION 542(A)(2) OF THE CODE, SHALL BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CLASS N PREFERRED STOCK SUCH THAT SUCH PERSON WOULD BENEFICIALLY OWN OR CONSTRUCTIVELY OWN CAPITAL STOCK IN EXCESS OF THE AGGREGATE STOCK OWNERSHIP LIMIT. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CLASS N PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE. TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE SHALL BE VOID AB INITIO. NOTWITHSTANDING THE FOREGOING, IF THE RESTRICTIONS ON OWNERSHIP AND TRANSFER ARE VIOLATED, THE SECURITIES REPRESENTED HEREBY WILL BE DESIGNATED AND TREATED AS SHARES OF CLASS N EXCESS PREFERRED STOCK WHICH WILL BE HELD IN TRUST BY THE CORPORATION. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT

TEN ENT	—	as tenants by the entireties		(Cust.)	(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ____________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE.

____________________ shares of 7.25% Class N Cumulative Convertible Perpetual Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated _________________________

(Sign here)

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17AD-15.